IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

In re:                                       )
                                             )
MERCURY FINANCE COMPANY,                     )          Case No. 98 B 20763
a Delaware corporation,                      )          Honorable Erwin I. Katz
                                             )          Chapter 11
                           Debtor.           )

                NOTICE OF HEARING TO CONSIDER CONFIMATION OF THE
                 DEBTOR'S SECOND AMENDED PLAN OF REORGANIZATION
                   AND DEADLINE FOR FILING OBJECTIONS THERETO

NOTICE IS HEREBY GIVEN THAT:

         1. Mercury Finance Company, the above referenced debtor and debtor-in-possession ("Mercury"), the Official Committee of Unsecured Creditors (the "Creditors' Committee"), the Official Committee of Holders of Securities Fraud Claims (the "Securities Claimants' Committee") and the Official Committee of Equity Holders (the "Equity Committee") have reached an agreement for the consensual restructuring of the Debtor, the terms of which are embodied in the Debtor's Second Amended Disclosure Statement dated December 29, 1998 (the "Second Amended Disclosure Statement") and the Debtor's proposed Second Amended Plan of Reorganization dated December 29, 1998 (the "Second Amended Plan"). The Debtor's First Amended Disclosure Statement and First Amended Plan and Ballots related thereto, which you may have received in 1998, are no longer operative documents.

         2. On December 30, 1998, the Bankruptcy Court entered an order ("Disclosure Statement Order") (i) approving the Second Amended Disclosure Statement as containing "adequate information" pursuant to section 1125 of the United States Bankruptcy Code, (ii) approving the procedures for solicitation of votes to accept or reject the Second Amended Plan, (iii) fixing February 12, 1999 at 5:00 p.m. (EST) as the date and time by which all votes to accept or reject the Second Amended Plan must be received by the Balloting Agent ("Voting Deadline"), (iv) fixing February 12, 1999 as the last date for filing objections to confirmation to the Second Amended Plan.

         3. Pursuant to the Disclosure Statement Order, the following holders of impaired Claims against and impaired Interests in Mercury shall have the right to vote to accept or reject the Second Amended Plan by using the enclosed Ballot.

          Class 4          Holders of Senior Debt Claims
          Class 5          Holders of Subordinated Note Claims
          Class 6          Holders of Indemnification Claims
          Class 7A         Holders of Equity Interests
          Class 7B         Holders of Securities Fraud Claims and Divided Claims

FOR YOUR VOTE TO COUNT, THE BALLOT MUST BE RETURNED TO AND RECEIVED BY THE BALLOTING AGENT BY 5:00 P.M. (EST) ON FEBRUARY 12, 1999. If you received a return envelope addressed to a Bank, Broker or Investment Institution, you must return your Ballot to your Bank or Broker early enough for your vote to be processed and then forwarded to and received by the Balloting Agent by 5:00 p.m. February 12, 1999.

         4. A hearing to consider confirmation of the Second Amended Plan, any objections that may be interposed and any other matter that may properly come before the Court will commence in the United States District Court for the Northern District of Illinois, 219 South Dearborn Street, Room 2341, Chicago, Illinois, on February 22, 1999 at 10:00 a.m. (CST) or as soon thereafter as counsel may be heard (the "Confirmation Hearing"). A status hearing will be held before the Honorable Erwin I. Katz in Room 680 of the United States Bankruptcy Court on February 17, 1999 at 11:00 a.m. (CST). You may, but are not required to, attend the Confirmation Hearing or status hearing related thereto. The Confirmation Hearing may be adjourned from time to time without further notice other than an announcement of the adjourned date or dates at the Confirmation Hearing.

         5. Objections, if any, to confirmation of the Second Amended Plan must be in writing and must (a) state the name and address of the objector, (b) the objector's interest in the Chapter 11 case, (c) if appropriate, the amount and nature of the objector's claim or interest, (d) the grounds for the objection and the legal basis therefor, (e) be filed with the Clerk of the Bankruptcy Court, with two (2) copies to chambers, and (f) be served upon and received by the parties listed below on or before February 12, 1999 at 4:00 p.m. (CST):


Counsel to Debtor and Debtor in Possession:                   Counsel for the United States Trustee:
McDermott, Will & Emery                                       United States Trustee's Office
227 West Monroe Street                                        U.S. Department of Justice
Chicago, IL 60606                                             227 West Monroe Street, Suite 3350
Attn:  Lewis S. Rosenbloom                                    Chicago, IL 60606
       David D. Cleary                                        Attn:  Ira Bodenstein
       Debra A. Riley                                                Kathryn M. Gleason
Facsimile No.:  (312) 984-7700                                Facsimile No.:  (312) 886-5794

Co-Counsel to Creditors' Committee:                           Co-Counsel to Creditor's Committee:
Cleary, Gottlieb, Steen & Hamilton                            Jones, Day, Reavis & Pogue
One Liberty Plaza                                             77 West Wacker Drive
New York, NY 10006                                            Chicago, IL 60601
Attn:  James E. Millstein                                     Attn:  David S. Kurtz
       Lindsee P. Granfield                                          Jeffrey W. Linstrom
Facsimile No.:  (212) 225-3999                                Facsimile No.:  (312) 782-8585

Co-Counsel to Securities Claimants' Committee:                Co-Counsel to Securities Claimants' Committee:
Barbakoff, Zazove & Glick                                     Holper Welsh & Mitchell
20 North Clark Street; Suite 1000                             Esplanade III, Suite 700
Chicago, IL 60602                                             2415 East Camelback Road
Attn:  Daniel A. Zazove                                       Phoenix, AZ 85016
Facsimile No.:  (312) 641-5017                                Attn:  Richard D. Holper
                                                              Facsimile No.:  (602) 508-6036

Co-Counsel to Equity Committee:                               Co-Counsel to Equity Committee:
Berlack, Israels & Liberman, LLP                              Gordon Glickman & Flesch
120 West 45th Street                                          140 South Dearborn Street - Suite 404
New York, NY 10036                                            Chicago, IL 60603
Attn:  Edward S. Weisfelner                                   Attn:  James S. Gordon
Facsimile No.:  (212) 704-0196                                Facsimile No.:  (312) 346-3708

Debtor:                                                       Debtor's Interim Management:
Mercury Finance Company                                       Development Specialists, Inc.
100 Field Drive - Suite 340                                   Three First National Plaza
Lake Forest, IL 60045                                         Chicago, IL 60602
Attn:  Mark E. Dapier                                         Attn:  William A. Brandt, Jr.
Facsimile No.:  (847) 295-8785                                       Fred C. Caruso
                                                                     Patrick J. O'Malley
                                                              Facsimile No.:  (312) 263-1180

         6. Due to the voluminous nature of Exhibits to the Second Amended Disclosure Statement, only Exhibit A, the Second Amended Plan, has been provided to you. Those parties interested in receiving copies of Exhibits B through U to the Second Amended Disclosure Statement should contact the Debtor's Information Agent at the address or telephone number set forth below.

         7. Any questions or requests for assistance with respect to the Second Amended Plan, Ballots or Master Ballots or requests for additional copies of the Second Amended Disclosure Statement, Ballots or Master Ballots may be directed to the Information Agent:

                     CORPORATE INVESTOR COMMUNICATIONS, INC.
                                111 COMMERCE ROAD
                        CARLSTADT, NEW JERSEY 07072-2586
                                 1-888-296-3797
Dated:  December 30, 1998



                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION


In re:                                     )
                                           )
MERCURY FINANCE COMPANY,                   )          Case No. 98 B 20763
a Delaware corporation,                    )          Honorable Erwin I. Katz
                                           )          Chapter 11
                           Debtor.         )

                         NOTICE OF HEARING ON MERCURY'S
                      OMNIBUS OBJECTION TO DIVIDEND CLAIMS

TO ALL HOLDERS OF MERCURY'S COMMON STOCK ON FEBRUARY 17, 1997:


         NOTICE IS HEREBY GIVEN that Mercury Finance Company, the above referenced debtor and debtor-in-possession ("Mercury"), hereby objects to the claims of holders for declared but unpaid dividends (the "Dividend Claims") on the grounds that the dividends are voidable under applicable Delaware law based upon the determination that Mercury was insolvent at the time such dividends were declared. A copy of the Omnibus Objection can be obtained from Mercury's information agent, Corporate Investor Communications, Inc. at 1-888-296-3797 or the Omnibus Objection is on file with the Clerk of the Bankruptcy Court, 219 South Dearborn Street, 7th Floor, Chicago, Illinois 60604 and may be reviewed during the Court's regular business hours.

         NOTICE IS FURTHER GIVEN that a hearing to consider the Omnibus Objection, and any responses related thereto, will commence before the Honorable Erwin I. Katz in the United States Court for the Northern District of Illinois, 219 South Dearborn Street, Room 2341, Chicago, Illinois, on February 22, 1999 at 10:00 a.m. (CST) or as soon thereafter as counsel may be heard.

         NOTICE IS FURTHER GIVEN that unless you file a response to this Omnibus Objection and file it together with proof of service, with the Clerk for the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, and serve it upon Lewis S. Rosenbloom of McDermott, Will & Emery at the address listed below such that the response is actually received no later than Friday, February 12, 1999 at 4:00 p.m. (CST), your Dividend Claim will be disallowed and the objection will be sustained against you.



Dated:  December 30, 1998            Lewis R. Rosenbloom (Reg. No. 02386321)
                                     David D. Cleary (Reg. No. 06202970)
                                     Debra A. Riley (Reg. No. 06212193)
                                     McDERMOTT, WILL & EMERY
                                     227 West Monroe Street
                                     Chicago, IL  60606-5096
                                     Telephone:  (312) 372-2000
                                     Facsimile:  (312) 984-7700